Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference herein of Developed Technology Resource, Inc. on Form S-8 of our report dated September 3, 1999, appearing in the Annual Report on Form 10-KSB of Developed Technology Resource, Inc. for the year ended December 31, 1999.




                              /s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

April 27, 2000